SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Parnassus Funds
Parnassus Income Funds
(Names of Registrants as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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Parnassus Funds and Parnassus Income Funds – Additional Proxy Materials
Attached hereto is a copy of the form of reminder letter that is being sent to shareholders of the Parnassus Funds, requesting that they vote their shares of the Parnassus Funds at the upcoming special meetings.

 Shareholder Services

Shareholder Name
Address 1
Address 2
Address 3

IMPORTANT NOTICE

Re: Parnassus Funds

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in Parnassus Funds.  This matter pertains to an important operating initiative for the Funds for which we need your consideration and response.

It is very important that we speak to you regarding this matter.  Please call toll-free at 1-888-541-9895 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday.  At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:

Investor ID:   XXXXXXXX                                                     Security ID:        XXXXXXXX
Shares owned:                                 XXXXXXXXX                                                  Household ID: XXXXXXXX

There is no confidential information required and the call will only take a few moments of your time.  Please contact us as soon as possible.  Thank you for your time and consideration.

Sincerely,

Benjamin E. Allen
Chief Executive Officer

 OFFIICIAL BUSINESSSS_ This is not a scam, fraud or a scheme.  This document relates to your investment in Parnassus Funds.